LOAN, SECURITY AND WARRANT AGREEMENT

AMONG

HEARTLAND DENTAL CARE, INC.

AS LENDER

AND

DENTAL PATIENT CARE AMERICA, INC.

DENTAL COOPERATIVE, INC.

U.S. DENTIST DIRECT, INC.

DENTAL PRACTICE TRANSACTION, INC.

COLLECTIVELY AS BORROWER

CHGO1\30856633.6

TABLE OF CONTENTS

Section	Page
1.	DEFINITIONS	1
2.	AMOUNT OF LOAN	5
2.01	Credit Advances	5
2.02	Optional Prepayment	6
2.03	Interest Payments and Rate	6
2.04	Indemnity	6
3.	CONDITIONS PRECEDENT	7
3.01	Execution and Delivery of Agreement	7
3.02	Documents and Other Agreements	7
4.	REPRESENTATIONS AND WARRANTIES	7
4.01	Corporate Existence; Compliance with Law	8
4.02	Subsidiaries Law	8
4.03	Corporate Power; Authorization; Enforceable Obligations Law	8
4.04	Ownership of Property; Leases; Liens Laws	8
4.05	Trademarks, Copyrights and Licenses Law	8
4.06	Taxes Law	8
4.07	Liens Laws	8
4.08	No Litigation Law	8
4.09	No Material Adverse Effect Law	9
4.10	No Default Law	9
4.11	Capitalization Law	9
4.12	Registration Rights	9
4.13	Securities Act	9
4.14	Disclosure; No Misleading Statements	9
4.15	Brokers	9
4.16	No Conflict; Required Filings and Consents	9
4.17	Report and Financial Statements	10
4.18	Compliance with Applicable Laws	10
4.19	SEC Documents	10
4.20	Internal Controls and Procedures	10
4.21	Subsequent Events	11
4.22	Full Disclosure	11
5.	COLLATERAL: GENERAL TERMS	11
5.01	Security Interest	11
5.02	Special Collateral	11
5.03	Financing Statements and Costs	12
5.04	Notice Regarding Disputed Accounts	12
5.05	Collections; Lender’s Right to Notify Account Debtors; Verification	12
5.06	Consignment of Inventory	12
5.07	Proceeds of Equipment	12
5.08	Proceeds of Real Property	12
5.09	Release of Source Codes; Grant of Exclusive Licenses	12

i

CHGO1\30856633.6

Section	Page

5.10	Access	13
6	COVENANTS	13
6.01	Affirmative Covenants	13
6.02	Negative Covenants	14
7	EVENTS OF DEFAULT; RIGHTS AND REMEDIES	16
7.01	Events of Default	16
7.02	Remedies	16
7.03	Waivers by Borrower	17
7.04	Right of Set-Off	18
8.	MISCELLANEOUS	18
8.01	Complete Agreement; Modification of Agreement; Sale of Interest	18
8.02	Fees and Expenses	18
8.03	No Waiver by Lender	19
8.04	Remedies	19
8.05	Governing Law; Jurisdiction and Venue	19
8.06	Severability	20
8.07	Parties	20
8.08	Conflict of Terms	20
8.09	Notices	20
8.10	Survival	21
8.11	Section Titles	21
8.12	Counterparts	21

EXHIBITS

A.	Form of Secured Subordinated Note
B.	Form of Warrant
C.	Form of Consulting Agreement

ii

CHGO1\30856633.6

LOAN , SECURITY AND WARRANT AGREEMENT

LOAN, SECURITY AND WARRANT AGREEMENT, dated as of December 27, 2006 among DENTAL PATIENT CARE AMERICA, INC., a Utah corporation (the “Company”) or DENTAL COOPERATIVE, INC., a Utah Corporation, and U.S. DENTIST DIRECT, INC., a Utah corporation, and DENTAL PRACTICE TRANSITIONS, INC., a Utah corporation (collectively the “Borrower”), and HEARTLAND DENTAL CARE, INC., a Delaware corporation (“Lender”).

R E C I T A L S:

A.           Borrower desires that Lender extend financing to supply working capital and acquisition funds to Borrower to the extent permitted by this Agreement.

B.           As security for the loans to be made by Lender to, or for the account of, Borrower, and for the repayment of obligations incurred by Lender for the benefit of Borrower, Borrower will grant to Lender, a lien on, and security interest in, all of the tangible and intangible assets of Borrower.

C.           Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

1.	DEFINITIONS.

In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings:

“Accounts” shall mean (a) any and all savings, checking, time deposit, money market and other accounts of the Borrower at any financial institution or investment bank, and (b) all “accounts” as such term is defined in the Uniform Commercial Code.

“Account Debtor” shall mean any Person who is or may become obligated to Borrower under, with respect to, or on account of an Account Receivable.

“Accounts Receivable” shall mean all now owned or hereafter acquired accounts, accounts receivable, other receivables, contract rights, chattel paper, notes, instruments and documents.

“Affiliate” shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, beneficially, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person, or (iii) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Loan, Security and Warrant Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing.

“Business Day” or “Trading Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

CHGO1\30856633.6

“Charges” shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments or charges upon or relating to (i) the Collateral, (ii) the Obligations, (iii) Borrower’s employees (other than taxes not required to be withheld), payroll, income or gross receipts, (iv) Borrower’s ownership or use of any of its assets, or (v) any other aspect of Borrower’s business.

“Code” shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

“Collateral” shall mean all of the property and interests in property described in Section 5.01 and all other property and interests in property which shall, from time to time, secure the Obligations.

“Collateral Documents” shall mean this Agreement, the financing statements under the Code and any other documents or instruments executed by Borrower respecting the Collateral.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Default” shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Equipment” shall mean all of Borrower’s now owned or hereafter acquired equipment, machinery, furniture, “fixtures” (as defined in the Code) and leasehold improvements, including, without limitation, vehicles and trade fixtures.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“Event of Default” shall have the meaning assigned to it in Section 7.01 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Financial Statements” shall mean the financial statements referred to in Section 4.17 hereof.

“Fiscal Year” shall mean the twelve month period that ends on December 31 of each calendar year. Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year,” unless the Lender shall consent in writing to such changes.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“General Intangibles” shall mean all now owned or hereafter acquired personal property (including, without limitation, choses in action, causes of action, corporate or other business records, customer lists, source codes, technical specifications, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, internet domain names and sites, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, computer programs, and any guarantee claims, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any of the Accounts Receivable), other than goods, Accounts, chattel paper, Equipment, Inventory, documents, Investment Property, instruments and money.

CHGO1\30856633.6

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

“Indebtedness” shall mean all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, all amounts outstanding under this Agreement, all Charges, all Guaranteed Indebtedness and all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable, from Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise.

“Inventory” shall mean all now owned or hereafter acquired inventory, wheresoever located, including without limitation all goods, merchandise, raw materials, goods in process, finished goods, findings or component materials, and all supplies, incidentals, office supplies, packaging materials and any and all goods or items used or consumed in the operation of the business of the Borrower or any Subsidiary of Borrower, or which contribute to the finished products or to the sale, promotion and shipment thereof, or which are held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in Borrower’s business.

“Investment Property” shall mean all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit and mutual fund shares, options or rights to acquire Investment Property, all securities entitlements, including, without limitation, all rights to any securities account and any free credit balance or other money owing by any securities intermediary with respect to such account, all securities accounts, all commodity contracts and commodity accounts.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any regulations or notices promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“Lien” shall mean any pledge, hypothecation, assignment, deposit arrangement, lien, source code escrow, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease intended as security or any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Loan Documents” shall mean this Agreement, the Note, the Collateral Documents, and the Other Agreements and any other document executed by and among the Lender and Borrower in furtherance of the transaction contemplated hereby.

“Material Adverse Effect” shall mean material adverse effect on (i) the business, assets, operations, prospects, financial or other condition of Borrower and its Subsidiaries taken as a whole,

CHGO1\30856633.6

(ii) the Borrower’s and its Subsidiaries’ collective ability to pay the Obligations in accordance with the terms thereof, and (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

“Maturity Date” shall mean the date on which the Secured Subordinated Notes mature and the entire unpaid principal balance and all unpaid accrued interest is due and payable in full.

“Maximum Lawful Rate” shall have the meaning assigned to it in Section 2.03(c) hereof.

“1933 Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Note” shall mean the Secured Subordinated Notes dated as of December 27, 2006 made by the Borrower to the order of the Lender in the aggregate stated principal amount of $1,250,000.

“Obligations” shall mean all loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents.

“Other Agreements” shall mean all agreements, instruments and documents, including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, escrow agreements, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, escrow agreements, warrants, warrant agreements, registration rights agreements, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower and delivered to any Lender with respect to this Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity, or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Real Property” shall mean all rights, title and interest now or hereafter held by Borrower (whether in fee, under leasehold or otherwise) to or in any real property.

“SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and Forms 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

“Stock” shall mean all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which an aggregate of 50% or more of the outstanding voting power to elect a majority of the board of directors, general partners or managers of such entity is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

CHGO1\30856633.6

“Supplemental Documentation” shall mean agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or requested by Lender to perfect and maintain perfected Lender’ security interest in the Collateral.

“Termination Date” shall mean the date on which all Obligations hereunder have been completely discharged.

“Warrant” shall mean the Common Stock Purchase Warrant(s) issued pursuant to Section 2.05 hereof.

Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement including, without limitation, chattel paper, instruments, documents and proceeds, shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.	AMOUNT OF LOAN
2.01	Credit Advances.

(a)   The stated principal amount of the Loan is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

(b)   The Loan shall be funded by the Lender to the Borrower in increments. The first increment shall be in the amount of Two Hundred Seventy Five Thousand Dollars ($275,000) .upon satisfaction of the initial funding requirements herein. The balance of the Loan shall be funded, if at all, .in up to four additional increments on or before November 15, 2007. The second increment shall be in the amount of Two Hundred Twenty Five Thousand Dollars ($225,000) and funded by Lender to Borrower within ten (10) Business Days after delivery to Lender of notice that Borrower has completed five (5) dental practice acquisitions. The third, fourth and fifth increments shall be in the amount of Two Hundred Fifty Thousand Dollars ($250,000) each and shall be funded by Lender to Borrower within ten (10) Business Days after delivery to Lender of written notice that Borrower has completed the acquisition of 15, 20 and 25 dental practices (being 25 acquisitions in the aggregate). Each notice hereunder shall be accompanied by (i) copies of the closing statements signed by Borrower and a representatives of the acquired dental practices, and (ii) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company that at the time of delivery of such notice there has occurred no default under the Loan Documents that continues uncured and there are no events occurring that with the passage of time or notice would constitute a default under the Loan Documents and confirming the

CHGO1\30856633.6

representations and warranties are true and correct in all material respects as of the date of such notice.

(c)   The Loan shall be evidenced by the Note to be executed and delivered by Borrower, the form of which is attached hereto as Exhibit A and made a part hereof.

(d)   The Note and the Loan evidenced thereby shall mature, and the principal balance of and all unpaid accrued interest thereon shall be due and payable in full, on the Maturity Date.

2.02        Optional Prepayment. The Borrower may prepay this Loan, in whole or in part, at any time without premium or penalty.

2.03	Interest Payments and Rate.

(a)   Borrower shall pay interest quarterly in arrears as provided on the Note. Interest shall be at the rate and calculated as provided in the Notes.

(b)   Upon the occurrence of and during the continuation of Borrower’s failure to make any payment of principal of, or interest on, or any amount owing in respect of, the Loan, or any of the other Obligations when due and payable or declared due and payable, the interest rate applicable to the Loan, shall be increased to the default rate provided in the Note.

(c)   Notwithstanding anything to the contrary set forth in this Section 2.03, if at any time until payment in full of all of the Obligations the interest rate on the Notes exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Lawful Rate”), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate.

2.04	Indemnity.

Borrower hereby indemnifies Lender and its directors, officers, employees, Affiliates and agents (collectively, “Indemnified Persons”) against, and agrees to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including without limitation, claims brought by any stockholder or former stockholder of Borrower, and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject of the Loan Documents; provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person.

2.05        Issuance of Warrant.   In further consideration of Lender entering into this Agreement, Borrower shall issue to Lender the Warrant to purchase shares of Common Stock in the form of Exhibit B attached hereto and made a part hereof. The Warrant shall be exercisable in proportion to the amount of loan proceeds advanced as provided in Section 2.01(b) above. For example, upon the initial funding of the loan proceeds, the Warrant shall be exercisable to the extent of 2.75/12.5 (22%) of the full Warrant value, and upon funding of the first $225,000 increment the Warrant shall be exercisable to the extent of 5/12.5 (40%), and upon the funding of the first $250,000 increment, the Warrant shall be exercisable to the extent of 7.5/12.5 (60%) of the full

CHGO1\30856633.6

Warrant value. If one or more increments of the Loan shall not be funded the percentage of the Warrant that will be exercisable will be reduced proportionately.

3.	CONDITIONS PRECEDENT.
As conditions to the initial funding of the Loan:

3.01        Execution and Delivery of Agreement. This Agreement shall be duly executed by, and delivered to, Borrower and Lender.

3.02        Documents and Other Agreements. Borrower shall deliver to Lender the following, each in form and substance satisfactory to the Lender:

(a)	Note of Borrower payable to Lender as required by Section 2.01(b);

(b)   A true and correct copy of the resolutions of the Boards of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrant (in the case of the Company), the other Loan Documents and the Other Agreements;

(c)   Certified copies of all documents evidencing corporate existence, qualification and good standing of each Borrower and each Subsidiary of Borrower in their respective states of incorporation and confirmation of their good standing in all other jurisdictions (U.S. and foreign) in which qualification and good standing are required for the conduct of business or the ownership or leasing of property; and any other necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement, the Notes, Warrants, the other Loan Documents and the Other Agreements;

(d)   Certificate representing all of the shares of stock and other securities held by the Company or any other Borrower in any Subsidiary of the Company.

(e)	The Warrant executed by Borrower and issued to the Lender;

(f)    Copies of Financing Statements under the Code regarding the Collateral, in form and substance recorded electronically in the office of the Secretary of State of Uta h and suitable for recordation in other jurisdictions in which the Lender, upon advice of their counsel, shall desire to file or record such Financing Statements under the Code;

(g)   Registration Rights Agreement relating to any shares of Stock issued or issuable to Lender under the Note or upon the exercise of the Warrant;

(h)   Consulting Agreement in the form attached hereto as Exhibit C executed by Borrower; and

(i)    Tag Along Rights Agreement by and among the principal stockholders of Borrower and Lender in the form attached hereto as Exhibit D

4.	REPRESENTATIONS AND WARRANTIES.

To induce Lender to make the Loan, Borrower, jointly and severally, make the following representations and warranties:

CHGO1\30856633.6

4.01        Corporate Existence; Compliance with Law. Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction (U.S. and foreign), where the failure to be so qualified or to be in good standing would have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted.

4.02        Subsidiaries. The Company owns 100% of the shares of capital stock of each of the other Borrowers. Borrower has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, partnership, limited liability company, association or other business entity.

4.03        Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Borrower of its obligations under the Note: (i) are within Borrower’s corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrower’s articles of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any lien upon any of the property of Borrower other than those in favor of Lender; and (vii) do not require the consent or approval of any governmental body, agency, authority or any other person. Each of the Loan Agreements constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

4.04        Ownership of Property; Leases; Lien. Borrower owns no Real Estate. Borrower holds good and merchantable title to, or valid leasehold interest in, all of its properties and assets, and none of the properties and assets of Borrower are subject to any Liens that are not subordinate to the Liens of the Lender.

4.05        Trademarks, Copyrights and Licenses. Borrower owns and will continue to own fee and clear of all claims of third parties, liens and encumbrances all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, URLs and internet domain names and registrations, internet protocol addresses and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it.

4.06        Taxes. Borrower has timely filed and will timely file all tax returns (federal, state, and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to Borrower’s knowledge, all other taxes due and payable on or before the Issue Date, have been paid or will be paid prior to the time they become delinquent. Borrower has not been advised: (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

4.07        Liens. The Liens granted to Lender pursuant to the Collateral Documents, subject to the filing or recording thereof with the appropriate government offices, will be fully perfected priority Liens in and to the Collateral described therein.

4.08        No Litigation. No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or

CHGO1\30856633.6

subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings.

4.09        No Material Adverse Effect. No event has occurred and is continuing which has had or could reasonably be expected to have a Material Adverse Effect on Borrower’s business. Material Adverse Effect means an event that will have a negative affect on: (i) Borrower’s business, assets, operations, management, prospects, financial or other condition of Borrower taken as a whole; or (ii) Borrower’s ability to pay its obligations to Lender (collectively a “Material Adverse Effect”).

4.10        No Default. Except for loans from officers and directors, Borrower is not in material default, nor, to the knowledge of Borrower, is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party which default will not be cured at Closing. Borrower is not in violation of its Articles of Incorporation or By-laws or any other instrument, judgment or order, except for any default or violation which (either individually or collectively with other defaults arising out of the same event or events) could not reasonably be expected to have a Material Adverse Effect. No default or event of default has occurred and is continuing.

4.11        Capitalization. The authorized capital stock of Company consists, or will consist prior to the Issue Date, of

(i)            Stock. The only classes of stock of the Company are Common Stock and Preferred Stock. The Common Stock has no par value per share and 50,000,000 shares are authorized. Currently 23,312,697 shares are issued and outstanding and 663,914 shares are reserved for issuance upon exercise of previously granted stock options. The Preferred Stock has no par value and there are 10,000,000 shares authorized and no shares issued or outstanding.

(ii)          No Other Securities. There are no other outstanding options, warrants or other securities, plans, contracts or agreements giving Lender thereof or other person the right to purchase from Borrower any Stock or any securities convertible into any Stock or under which any such option, warrant or convertible security may be issued in the future, except those contemplated by this Agreement. There are no preemptive or other similar rights with respect to any of Lender’s securities.

4.12        Registration Rights. Borrower has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

4.13        Securities Act. The offer and sale by Borrower of the Note hereunder to Lender are exempt from and/or are not subject to the registration requirements of the Securities Act and from registration or qualification under any applicable state securities laws, as a transaction not involving any public offering within the meaning of the Act or said state securities laws.

4.14        Disclosure; No Misleading Statements. No information provided to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made.

4.15        Brokers. Borrower has a finder’s commission arrangement in place with USGT Investors, LP, an unaffiliated third party. Borrower has no other obligation to any person or entity in respect of any finder’s or brokerage fees in connection with the transactions contemplated by this Agreement.

CHGO1\30856633.6

4.16        No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Borrower does not, and the performance by Borrower of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of Borrower; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to Borrower; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Borrower pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Borrower is a party or by Borrower or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.17        Report and Financial Statements. The Borrower’s audited financial statements for the fiscal year ending December 31, 2005 and unaudited interim financial statements for the nine months ended September 30, 2006 (collectively, the “Financial Statements”) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Borrower have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.18        Compliance with Applicable Laws. Borrower is not in violation of, or, to the knowledge of Borrower is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a government agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.19        SEC Documents. Borrower is a publicly held company and has made available to the Holder true and complete copies of any SEC Documents (“SEC Documents”). SEC Documents shall mean the Company’s latest Form 10-KSB, all Forms 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year. The Company Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the common Stock on the OTC Bulletin Board. The Company has not provided to the Holder any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof all SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.20        Internal Controls and Procedures. Borrower maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Borrower’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Borrower’s consolidated assets is permitted only in

CHGO1\30856633.6

accordance with management’s authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of Borrower in accordance with GAAP.

4.21        Subsequent Events. No events have occurred after September 30, 2006 that would constitute a Material Adverse Effect to the Borrower’s financial condition, revenue, business, management or prospects that have not been disclosed in SEC Documents.

4.22        Full Disclosure. No representation or warranty made by Borrower in this Agreement and no certificate or document furnished or to be furnished to the Holder pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.	COLLATERAL: GENERAL TERMS.

5.01        Security Interest. To secure the prompt payment to Lender of the Obligations, Borrower hereby grants to the Lender, a continuing security interest in and to all of the property and interests in property of Borrower, whether now owned or existing, hereafter acquired or arising, or in which Borrower now or hereafter has any rights, and wheresoever located including, without limitation:

(a)	Accounts;
(b)	Accounts Receivable;
(c)	Chattel Paper;
(d)	Documents;
(e)	Equipment;
(f)	General Intangibles;
(g)	Instruments;
(h)	Inventory;
(i)	Source Codes to computer software programs;
(j)	Investment Property;

(k)          All monies, residues and property of any kind now or at any time hereafter in the possession or under the control of any Lender or any, a bailee of a Lender;

(l)	Real Property;

(m)         All accessions to, substitutions for, and all replacements, products and proceeds of the foregoing; and

CHGO1\30856633.6

(n)          All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing.

5.02        Special Collateral. Immediately upon Borrower’s receipt of that portion of the Collateral which is or becomes evidenced by an agreement, instrument and/or document, including, without limitation, promissory notes, trade acceptances, documents of title and warehouse receipts (the “Special Collateral”), Borrower shall deliver the original thereof to the Lender or their designee, together with appropriate endorsements or other specific evidence (in form and substance acceptable to the Lender) of assignment thereof to Lender.

5.03        Financing Statements and Costs. Borrower will join with Lender in the execution and filing of such financing statement or statements as may be requested by Lender in form and content reasonably required by Lender. Borrower will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Agreement, together with costs and expenses of any lien search reasonably required by Lender, during the term hereof.

5.04        Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of Ten Thousand Dollars ($10,000.00) are in dispute between any Account Debtor and Borrower, Borrower shall provide the Lender with written notice thereof explaining in detail the reason for the dispute, all claims related thereto, and the amount in controversy.

5.05        Collections; Lender’s Right to Notify Account Debtors; Verification. Borrower hereby authorizes the Lender, at any time or times after an Event of Default, to (i) notify any or all Account Debtors that the Accounts Receivable has been assigned to the Lender and that the Lender have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to Borrower upon the Accounts Receivable directly to a lock box designated by the Lender. The Lender shall promptly furnish Borrower with a copy of any such notice sent. Any such notice, in the Lender’ sole discretion, may be sent on Borrower’s stationery, in which event Borrower shall co-sign such notice with the Lender.

5.06        Consignment of Inventory. Borrower shall not at any time permit any Inventory to be placed on consignment with any Person without the prior written consent of the Lender. Any consent to a consignment of Inventory may be conditioned upon Borrower and consignee executing and delivering to the Lender such consignment agreements and other instruments, financing statements and other documents as the Lender shall request.

5.07        Proceeds of Equipment. Borrower shall not, without the prior written consent of the Lender, sell, lease, grant a security interest in or otherwise dispose of or encumber any Equipment, or any part thereof; provided that Borrower may sell obsolete, redundant or unnecessary Equipment in the ordinary course of business upon written notice to the Lender. Upon any disposition of Equipment, Borrower shall, unless otherwise agreed to by the Lender, deliver all of the cash proceeds to the Lender or its designee, which proceeds shall be applied to the repayment of the Obligations. The foregoing notwithstanding, Borrower shall have the right to trade in obsolete, redundant or unnecessary Equipment in connection with the purchase of new Equipment, provided that such new Equipment is subject to Lender’s security interest free and clear of all other liens and encumbrances.

5.08        Proceeds of Real Property. Borrower shall not, without the prior written consent of the Lender, sell, lease (as lessor or sublessor), grant a mortgage in or otherwise encumber any Real Property or any part thereof. Upon any such disposition, Borrower shall deliver all of the proceeds thereof to the Lender or their designee to be applied to the repayment of the Obligations.

CHGO1\30856633.6

5.09        Release of Source Codes; Grant of Exclusive Licenses. Borrower shall not, without the prior written consent of the Lender, sell, grant an exclusive license to commercialize or use, lease or further encumber the computer programs developed or being developed by Borrower. Borrower shall not release into the public domain or otherwise publish any source code or other information that will enable Persons to replicate the computer programs developed or being developed by Borrower.

5.10        Access. Any officers, employees and/or agents of Lender shall have the right, exercisable as frequently as such Lender determines to be reasonably appropriate during normal business hours, to inspect the properties and facilities of Borrower and its Subsidiaries and to inspect, audit and make extracts from all of Borrower’s and its Subsidiaries’ records, files and books of account; provided, however, that if no Default has occurred, Lender shall give Borrower not less than five (5) Business Days notice of such inspection. Borrower shall deliver any document or instrument reasonably necessary for the Lender, as it may request, to obtain records from any service bureau maintaining records for Borrower or its Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by Borrower and its Subsidiaries. Borrower shall instruct its and its Subsidiaries’ banking and other financial institutions to make available to the Lender such information and records as any Lender may reasonably request. The Lender will utilize reasonable, good faith efforts to maintain as confidential any information obtained from Borrower or its Subsidiaries, other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by a Lender or any of its representatives), (ii) is available to a Lender on a non-confidential basis from a source other than Borrower or its Subsidiaries, provided that such source was not at the time bound by a confidentiality agreement with Borrower or its Subsidiaries, or (iii) has been independently developed by a Lender, but in no event (other than willful misconduct) shall any Lender be liable for damages resulting from the disclosure of any such confidential information obtained from Borrower or its Subsidiaries.

6.	COVENANTS.

6.01        Affirmative Covenants . Borrower covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the Issue Date and until the Note has been paid in full:

(a)           Maintenance of Existence and Conduct of Business. Borrower shall: (i) preserve and keep in full force and effect its corporate existence, rights and franchises; (ii) at all times maintain, preserve and protect all of its licenses, permits, patents, trademarks, service marks, internet domain names and trade names and preserve all the remainder of its property, in use or useful in the conduct of its business, (iii) keep the same in good operating condition (taking into consideration ordinary wear and tear), and (iv) maintain the property and insurance coverage thereof.

(b)           Payment of Obligations. Borrower shall: (i) pay and discharge or cause to be paid and discharged all its indebtedness, including, without limitation, the Note as and when due and payable; and (ii) pay and discharge or cause to be paid and discharged promptly all: (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed); (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default; and (C) ERISA claims.

(c)           Books and Records. Borrower shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP (subject to usual and customary year end adjustments).

(d)           Financial Statements. Borrower shall deliver to Lender at the time of filing, copies of its quarterly reports and annual reports that it files with the Securities and Exchange Commission (“SEC”) which reports shall be filed within the time periods required by the SEC rules and regulations.

CHGO1\30856633.6

(e)           Litigation. Borrower shall notify Lender in writing, promptly upon any executive officer or director of Borrower learning of any litigation commenced or threatened against Borrower.

(f)           Use of Proceeds. Borrower will use the net proceeds received by Borrower under the Note substantially for the acquisition of dental practices and for working capital and payment of existing obligations..

(g)           Subsidiaries. Except as otherwise described herein, Borrower shall cause each of its Subsidiaries to comply with the affirmative and negative covenants herein as if a party to this Agreement.

(h)           Inspection and Access. Lender may examine the books and records of Borrower and inspect its facilities, and will receive upon request information at reasonable times and intervals concerning the general status of the Borrower financial condition and operations. If requested in writing by Lender, Borrower shall invite a representative of Lender to attend all meetings of its Board of Directors (and all committees thereof) in a nonvoting observer capacity only, and, in this respect, shall give Lender copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Borrower reserves the right to exclude Lender from access to any material or meeting or portion thereof if Borrower believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

(i)            Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

(j)            Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Warrant.

(k)           Exchange Act Registration. The Company (a) will continue its obligation to report to the SEC under Section 15(d) of the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all their Shares.

(l)            Debt Limitation. The Company agrees for three years after Closing not to enter into any new borrowings of more than three times as much as the sum of the EBITDA from recurring operations over the past four quarters.

6.02        Negative Covenants. Borrower covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the Issue Date and until this Note has been repaid in full.

(a)           Indebtedness. Borrower shall not, create, incur, assume or permit to exist any indebtedness for borrowed money, whether superior or junior to the Note, whether secured or unsecured. Notwithstanding the foregoing, Borrower may incur indebtedness and guaranty indebtedness to Stillwater National Bank and Trust Company, not to exceed $30,000,000 in the aggregate, in the ordinary course of business to acquire dental practices and between Dental Patial Care America, Inc. and its subsidiaries.

CHGO1\30856633.6

(b)           Employee Loans. Borrower shall not make or accrue any loans or other advances of money to any director, officer, employee, or cooperative member of Borrower.

(c)           Transactions with Affiliates. Borrower shall not enter into or be a party to any transaction with any affiliate of Borrower (other than with and among Subsidiaries). Notwithstanding the foregoing, Borrower may enter into (i) related party transactions with US DentistDirect, Inc. and Dental Direct, LLC, (ii) arrangement whereby affiliates make debt (subordinated to the Lender) or equity investments in the Borrower, or (iii) enter into reasonable compensatory arrangements with officers and directors.

(d)          Guaranteed Indebtedness. Borrower shall not guaranty the debts or obligations of any third party. Notwithstanding the foregoing, Borrower may guaranty obligations in connection with the acquisition of dental practices.

(e)           Liens. Borrower shall not create or permit any lien on any of its properties or assets; provided, however, that liens may be created on obligations owed between Dental Patient Care America, Inc. and its Subsidiaries.

(f)           Sales of Assets. Borrower shall not sell, transfer, convey or otherwise dispose of any assets or properties material to its business, other than the sale of inventory in the ordinary course of business and obsolete, redundant or unnecessary equipment in the ordinary course of business. This covenant, however, shall not in any way restrict Borrower’s ability to purchase and sell dental practices.

(g)           Cancellation of Indebtedness. Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

(h)           Dividends; Distributions. Borrower shall not declare or pay any dividend or authorize or make any distribution on its Common Stock, whether now or hereafter outstanding.

(i)            Less Than 100%-Owned Subsidiaries. Borrower shall not have any subsidiary the capital stock of which is not One Hundred Percent (100%) owned by Borrower or a subsidiary of Borrower.

(j)            Change of Control. Borrower shall not permit to cause a change of control of the Company, whether by merger, consolidation, sale of capital stock or otherwise. A change of control shall be deemed to occur when any person or group of persons who do not, on the Issue Date, own 50% or more of the existing capital stock of the Company after the Issue Date after the Issue Date own 50% or more of the existing stock of the Company.

(k)           Subsequent Equity Sales. For so long as the Warrants shall be issued and outstanding, the Company and except for options to acquire common stock that are granted to members of the Dental cooperative issued as performance incentives and not in connection with financing transactions, the Company shall not enter into an agreement for any Subsequent Financing that involves a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the

CHGO1\30856633.6

Company or the market for the Common Stock. The term “MFN Transaction” means a transaction in which the Company issues or sells any securities and grants to an investor the right to acquire, or receive additional shares in future transactions of the Company on terms more favorable than those granted to such investor in such future transactions. Lender shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

7.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES.

7.01        Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)   Borrower shall fail to pay any Principal Amount or interest under the Note or any other Obligation when due (whether by maturity, acceleration or otherwise);

(b)   Any proceedings shall be instituted by or against Borrower under the provisions of any Federal bankruptcy, reorganization, arrangement of debt, insolvency or receivership laws or similar state or Federal laws providing for the relief of debtors and is not discharged within thirty (30) days thereafter;

(c)	Borrower shall make an assignment for the benefit of its creditors;

(d)   Any proceedings shall be instituted by or against Borrower for its liquidation or dissolution and is not discharged within thirty (30) days thereafter or Borrower’s business as a going concern shall terminate for any reason;

(e)   Any covenant herein or in the Note shall be breached and not cured or representation or warranty herein or the Note or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect as to Borrower as of the date when made or deemed made;

(f)    Borrower shall pledge, encumber, assign or transfer all or substantially all of its assets without the prior written consent of Lender;

(g)   Any material provision of any Collateral Document shall for any reason cease to be valid or enforceable in accordance with its terms, or any security interest created in any Collateral matured in amount or nature shall cease to be a valid and perfected security interest or Lien (except as otherwise permitted herein or therein);

(h)   Borrower shall suffer an event of default under any other indebtedness for borrowed money which shall not have been cured within applicable notice and grace periods or satisfied by a guarantor or the guarantors of such loan; and

(i)    Borrower suffers a Default under the Note, Warrant, Registration Rights Agreement, Consulting Agreement or any other Obligation to Lender.

7.02        Remedies. If any Event of Default shall have occurred and be continuing, Lender may, without notice, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default

CHGO1\30856633.6

specified in Sections 7.01(b), (c), (d) or (f) hereof, the Obligations shall become due and payable without declaration, notice or demand by any Lender. In conjunction with or in addition to other rights and remedies of the Lender, upon the occurrence of an Event of Default, the Lender may:

(a)   Exercise all of the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law;

(b)   Immediately cease funding of any unfunded amount of the Loan and take possession, with or without legal process, of any or all of the Collateral wherever it may be found using self-help to do so, and for that purpose any Lender, as principal and agent of Borrower, may enter upon any premises upon which the Collateral is situated and remove the same therefrom, without such entry constituting a breach of the peace, or require Borrower to assemble the Collateral and return it to Lender at Borrower’s expense at a place designated by such Lender, and Borrower waives any and all claims of damages due to or arising from or connected with any such taking;

(c)   Sell, lease or otherwise dispose of all or any of the Collateral, in its then condition or after any further manufacturing or processing thereof, at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by law (it being agreed by Borrower that, in the absence of any contrary requirement of law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, all as the Lender, in their sole discretion shall deem advisable. Such sale may be adjourned from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower’s premises or elsewhere and shall have the right to use Borrower’s premises without charge for such sales for such time or times as the Lender shall see fit. Any Lender or Lender may purchase all or any part of the Collateral at public or, if permitted, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations due under the Note or Notes held thereby. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable cost, expenses and attorneys’ fees incurred by the Lender for collection, acquisition, completion, protection, removal, storage, sale or delivery of the Collateral; second, to any accrued but unpaid interest, and third, to any other sums required to be paid by Borrower to Lender under the Notes, this Agreement, or any Other Documents. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

(d)   After exercising its rights under this Section, Lender may, without notice to Borrower, renew, modify, or extend any Account Receivable, grant waivers or indulgences with respect thereto, accept partial payments thereon, release, surrender or substitute any customer security or make compromises with or release any other party liable thereon in such manner as such Lender may, in its sole discretion, deem advisable without affecting or diminishing Borrower’s continuing obligation upon such Account Receivable;

(e)   The Lender may enforce any one or more remedies hereunder successively or concurrently at their option. All remedies set forth herein are in addition to all other remedies available to Lender at law or in equity. No delay or failure on the part of Lender to exercise any right or remedy accruing to them hereunder, upon any Event of Default shall be held to be an abandonment thereof. No delay on the part of the Lender in exercising any of its rights or remedies shall preclude them from the exercise thereof at any time during the continuance of any Event of Default. No waiver of a single Default or Event of Default shall be deemed a waiver of any subsequent Default or Event of Default. All waivers under this Agreement must be in writing.

CHGO1\30856633.6

7.03        Waivers by Borrower. Except as otherwise provided for in this Agreement and applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever any Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing any Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

7.04        Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default and Lender’s declaring all Obligations to be forthwith due and payable pursuant to the provisions of Section 7.02 hereof, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, and the Notes held by Lender irrespective of whether or not Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Lender agrees to promptly notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 7.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

8.	MISCELLANEOUS.

8.01        Complete Agreement; Modification of Agreement; Sale of Interest. The Loan Documents and the Other Documents, constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower hereby consents to Lender’s sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, any Lender’s rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not provided that the same is accomplished in accordance with the terms of the Notes and in compliance with any applicable federal and state securities laws.

No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.02        Fees and Expenses. If, at any time or times, regardless of the existence of any Event of Default (except with respect to paragraphs (c) and (d) below, which shall be subject to an Event of Default having occurred and be continuing), Lender shall employ counsel for advice or other representation in connection with or shall incur reasonable legal or other costs and expenses in connection with:

(a)   any amendment, modification, termination, or waiver, or consent with respect to, any of the Loan Documents;

CHGO1\30856633.6

(b)   any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Lender, Borrower, or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

(c)   any attempt to enforce any rights of any Lender against Borrower, or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents;

(d)   any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral;

then, and in any such event, the reasonable attorneys’ fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this Section 8.02 shall be payable, on demand, by Borrower to such Lender and shall be additional Obligations secured under this Agreement and the other Loan Documents.

8.03        No Waiver by Lender. Lender’s failure, at any time or times, to require strict performance by Borrower of any provisions of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of such Lender or any other Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of the Lender and directed to Borrower specifying such suspension or waiver.

8.04	Remedies.

Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under the Note or any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

8.05        Governing Law, Jurisdiction and Venue. This Loan Agreement is a contract under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State.

BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN __________ COUNTY, ILLINOIS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE OR THIS AGREEMENT. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

CHGO1\30856633.6

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE OR TO ANY DEALINGS OF THE BORROWER AND LENDER WITH RESPECT TO THIS NOTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUCH DISPUTE OR CONTROVERSY BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF ILLINOIS AS BORROWER’S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF ILLINOIS.

8.06	Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.07        Parties. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Borrower and the Lender and the assigns, transferees and endorsees of the Lender. Nothing in this Agreement or the other Loan Documents, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

8.08	Conflict of Terms.

Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

8.09	Notices.

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person (by personal delivery, delivery service or overnight courier service) with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

CHGO1\30856633.6

(a) If to Lender at:	Heartland Dental Care, Inc. 1200 Network Centre Suite 2 Effingham, Illinois 62401 Attn: John Slack, Executive Vice President and Financial Officer
With a copy to:	DLA Piper US LLP 203 North LaSalle Street Suite 1900 Chicago, Illinois 60601 Attn: Deborah Gersh, Esq.
(a) If to Any Borrower:	Dental Patient Care America, Inc. 2150 South 1300 East Salt Lake City, Utah 84106 Attn: Michael Silva, Chief Executive Officer
With a copy to:	Blackburn & Stoll, LC 257 East 200 South, Suite 800 Salt Lake City, Utah 84111 Attn: Eric Robinson, Esq.

(b)          Any party may change its address for notices to such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party or parties entitled to receive such notice.

(c)          Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, in person, by delivery service or by overnight courier service, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

8.10        Survival. The representations and warranties of Borrower in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

8.11        Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

8.12	Counterparts.

CHGO1\30856633.6

This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

[SIGNATURE PAGE TO FOLLOW]

CHGO1\30856633.6

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

LENDER: HEARTLAND DENTAL CARE, INC., By: /s/ Name: Title:

BORROWER:

DENTAL PATIENT CARE AMERICA, INC.,
a Utah corporation

By:   /s/

Name:_____________________________

Title: _____________________________

DENTAL COOPERATIVE, INC.,
a Utah corporation

By:    /s/__________________________________

Name:_____________________________

Title: ____________________________

U.S. DENTIST DIRECT, INC.,
a Utah corporation

By:   /s/ _________________________________

Name: ___________________________

Title: ___________________________

DENTAL PRACTICE TRANSITIONS, INC.,
a Utah corporation

By:   /s/__________________________________

Name:_____________________________

Title: ____________________________

CHGO1\30856633.6

EXHIBIT A

FORM OF SECURED SUBORDINATED NOTE

Exhibit A-1

CHGO1\30856633.6

EXHIBIT B

FORM OF WARRANT

Exhibit B-1

CHGO1\30856633.6

EXHIBIT C

FORM OF CONSULTING AGREEMENT

Exhibit C-1

CHGO1\30856633.6

EXHIBIT D

FORM OF TAG ALONG RIGHTS AGREEMENT

Exhibit C-2

CHGO1\30856633.6